Exhibit (13)(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-3 of TIAA Separate Account VA-1 of our report dated March 14, 2018, relating to the financial statements of Teachers Insurance and Annuity Association of America, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

April 25, 2018